As filed with the Securities and Exchange Commission on November 12, 1999
                                                       Registration Number 333-


                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                    FORM S-8
                              REGISTRATION STATEMENT
                         UNDER THE SECURITIES ACT OF 1933



                        CALIFORNIA MICRO DEVICES CORPORATION
                        ------------------------------------
               (Exact name of Registrant as specified in its charter)

           California                                     94-2672609
           ----------                                     ----------
 (State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)

             215 Topaz Street, Milpitas, California  95035-5430
             --------------------------------------------------
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

-------------------------------------------------------------------------------
                  1995 EMPLOYEE STOCK PURCHASE PLAN AMENDED AS OF
                 JULY 18, 1997, AUGUST 7, 1998, AND AUGUST 5, 1999
-------------------------------------------------------------------------------


                                Scott Hover-Smoot
                          Secretary and General Counsel
                      California Micro Devices Corporation
  215 Topaz Street, Milpitas, California  95035-5430     PHONE (408) 263-3214
  ---------------------------------------------------------------------------
        (Name, address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)


                                    Copies to:
                            Richard A. Boehmer, Esquire
                              O'MELVENY & MYERS LLP
                              400 South Hope Street
                           Los Angeles, CA 90071-2899
                                (213) 430-6643

                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
  Title Of       Amount         Proposed           Proposed          Amount Of
 Securities      To Be      Maximum Offering    Maximum Aggregate  Registration
    To Be      Registered   Price Per Share(2)   Offering Price        Fee
 Registered
------------   ----------   ------------------   ----------------   -----------
Common Stock    500,000(1)      $6.4375            $3,218,750         $1070

-------------------------------------------------------------------------------
(1)     Constitutes 500,000 additional shares of Common Stock issuable under the
Company's 1995 Employee Stock Purchase Plan.   460,000 shares of Common Stock
issuable under the Company's 1995 Employee Stock Purchase Plan were previously registered on a Registration Statement on Form S-8, filed August 19, 1998, Registration No. 333-61833; a Registration Statement on Form S-8, filed January 27, 1998, Registration No. 333-44959; and a Registration Statement on Form S-8, filed August 17, 1995, Registration No. 33-61907.

(2) Pursuant to Rule 457(c), based upon the average of the high and low sales price of a share of the Registrant's Common Stock reported on the Nasdaq National Market on November 10, 1999.

                                     PART II


                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                  --------------------------------------------------

Item 3.     INFORMATION INCORPORATED BY REFERENCE.
            -------------------------------------
There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

(a)     Annual Report on Form 10-K for the year ended March 31, 1999;

(b) Quarterly reports on Form 10-Q for the quarters ended June 30, 1999, and September 30, 1999; and

(c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 2, 1987, including any amendment or report filed for the purpose of updating such description.


All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


Item 5.     INTERESTS OF NAME EXPERTS AND COUNSEL
            -------------------------------------
Certain legal matters with respect to the shares will be passed upon by Scott Hover-Smoot, the Company's in-house counsel. As of the date of this filing, Mr. Hover-Smoot beneficially owns 77,500 option shares of Registrant's Common Stock, and directly owns 1,000 shares of Registrant's Common Stock.


Item 6.     INDEMNIFICATION OF OFFICERS AND DIRECTORS
            -----------------------------------------
Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of Registrant's Articles of Incorporation and an amendment to Registrant's Bylaws effective January 21, 1987 provide for indemnification of Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code.


Item 8.     EXHIBITS
            --------
Exhibit
Number       Description
-------      -----------
4.1 1995 Employee Stock Purchase Plan - Amended As Of July 18, 1997, August 7, 1998, And August 5, 1999.
5.1 Opinion And Consent Of Scott Hover-Smoot As To Legality Of Securities Being Registered.
23.1          Consent Of Ernst & Young LLP, Independent Auditors.
24.1          Powers Of Attorney.

Item 9.     UNDERTAKINGS
            ------------
(a)     The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made,

         a post-effective amendmentto this Registration Statement:
             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (The "Securities Act");
            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(i) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions described in Item 6 above, or otherwise, Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, California, on November 11, 1999.

                              CALIFORNIA MICRO DEVICES CORPORATION

                              By:   /s/ John E. Trewin
                                    John E. Trewin
                                    Vice President and Chief Financial Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below and on November 11, 1999.


/s/ Jeffrey C. Kalb                    /s/ John E. Trewin
----------------------------------     ----------------------------------------
Jeffrey C. Kalb, (Director,            John E. Trewin
President, Chief Executive Officer     (Vice President, Chief Financial Officer
and Principal Executive                and Principal Financial and Accounting
Officer)                               Officer)


*/s/ Wade Meyercord                         */s/ Stuart Schube
-------------------------                   ----------------------------
Wade Meyercord (Director)                   Stuart Schube (Director)


*/s/ Angel Jordan                           */s/ John Sprague
-------------------------                   ----------------------------
 Angel Jordan (Director)                    John Sprague (Director)


*/s/ J. Daniel McCranie                     */s/ Donald Waite
-------------------------                   -----------------------------
 J. Daniel McCranie (Director)              Donald Waite (Director)


*By: /s/ John E. Trewin
-----------------------
      John E. Trewin
      Attorney-in-fact

                                 INDEX TO EXHIBITS


Exhibit
Number      Description
-------     ------------------------------------------------------------------
4.1         1995 Employee Stock Purchase Plan - Amended As Of July 18, 1997,
            August 7, 1998, And August 5, 1999.

5.1 Opinion And Consent Of Scott Hover-Smoot As To Legality Of Securities Being Registered.

23.1        Consent Of Ernst & Young LLP, Independent Auditors.

24.1        Powers Of Attorney.

                                    EXHIBIT 5.1

            Opinion And Consent Of Scott Hover-Smoot As To Legality Of
            ----------------------------------------------------------
                           Securities Being Registered
                           ---------------------------

                                                       November 12, 1999



California Micro Devices Corporation
215 Topaz Street
Milpitas, California  95035-5430

Gentlemen:

     I have examined the Registration Statement on Form S-8 to be filed by California Micro Devices Corporation (the "Company") with the Securities and Exchange Commission on or about November 12, 1999, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 500,000 shares (the "Shares") of the Company's Common Stock reserved for issuance under the 1995 Employee Stock Purchase Plan (the "Plan"). As your legal counsel, I have examined the proceedings taken and am familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares.

     It is my opinion that the Shares, when issued and sold in the manner referred to in the Plan, will be legally and validly issued, fully paid and non-assessable.

     I consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of my name wherever appearing in said Registration Statement and amendments thereto.

I consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to (a) the 1995 Employee Stock Purchase Plan - Amended as of July 18, 1997, August 7, 1998, and August 5, 1999 of California Micro Devices Corporation of this opinion letter dated November 12, 19999, with respect to the legality of the securities being offered in connection with the Registration Statement.

                                             Very truly yours,

                                             /s/ Scott Hover-Smoot
                                             -----------------------------
                                             Scott Hover-Smoot
                                             Secretary and General Counsel

                                  EXHIBIT 23.1




                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Employee Stock Purchase Plan - Amended as of July 18, 1997, August 7, 1998, and August 5, 1999 of California Micro Devices Corporation of our report dated April 28, 1999, with respect to the financial statements and schedule of California Micro Devices Corporation included in its annual Report (Form 10-K) for the year ended march 31, 1999, filed with the Securities and Exchange Commission.

                                   /s/ ERNST & YOUNG LLP


San Jose, California
November 12, 1999

                                  EXHIBIT 4.1

           1995 Employee Stock Purchase Plan - Amended As Of July 18, 1997,
                        August 7, 1998, and August 5, 1999

                         CALIFORNIA MICRO DEVICES CORPORATION
                     1995 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED
                   JULY 18, 1997, AUGUST 7, 1998, AND AUGUST 5, 1999

1.  PURPOSE.
    --------
     The purpose of this Plan is to provide an opportunity for Employees of California Micro Devices Corporation (the "Corporation") and its Designated Subsidiaries, to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and the Plan shall be construed in accordance with this intention.

2.  DEFINITIONS.
    ------------
     (a)     "Board" shall mean the Board of Directors of the Corporation.
     (b)     "Code" shall mean the Internal Revenue Code of 1986, as amended.
     (c) "Committee" shall mean the committee appointed by the Board in accordance with Section 12 of the Plan.
     (d) "Common Stock" shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.
     (e) "Compensation" shall mean an Employee's wages or salary and other amounts payable to an Employee on account of personal services rendered by the Employee to the Corporation or a Designated Subsidiary and which are reportable as wages or other compensation on the Employee's Form W-2, plus pre-tax contributions of the Employee under a cash or deferred arrangement (401(k) plan) or cafeteria plan maintained by the Corporation or a Designated Subsidiary, but excluding, however, (1) non-cash fringe benefits, (2) special payments as determined by the Committee (e.g., moving expenses, unused vacation, severance pay), (3) income from the exercise of stock options or other stock purchases and (4) any other items of Compensation as determined by the Committee.
     (f) "Corporation" shall mean California Micro Devices Corporation, a California corporation.
     (g) "Designated Subsidiary" shall mean a Subsidiary which has been designated by the Board as eligible to participate in the Plan.
     (h) "Employee" shall mean an individual employed (within the meaning of Code section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary.
     (i) "Entry Date" shall mean the first day of each Option Period. The first Entry Date shall be such date as is determined by the Committee.
     (j)     "Exercise Date" shall mean the last business day of each Exercise
Period.
     (k) "Exercise Period" shall mean a six-month or other period as determined by the Committee. The first Exercise Period during an Option Period shall commence on the first day of such Option Period. Subsequent Exercise Periods, if any, shall run consecutively after the termination of the preceding Exercise Period. The last Exercise Period in an Option Period shall terminate on the last day of such Option Period.
     (l) "Fair Market Value" shall mean the value of one (1) share of Common Stock on the relevant date, determined as follows:
             (i) If the shares are traded on an exchange or on the Nasdaq Stock Market, the reported "closing price" on the next preceding trading day (provided that in the case of the first Entry Date, the Fair Market Value shall be the initial price to the public in the Company's initial public offering);
            (ii) The shares are traded over-the-counter on the NASDAQ System (other than on the Nasdaq Stock Market), the mean between the bid and the ask prices on said System at the close of business on the next preceding trading day (provided that in the case of the first Entry Date, the Fair Market Value shall be the initial price to the public in the Company's initial public offering); and
         (iii) If neither (1) nor (2) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     (m) "Option Period" shall mean a period of up to twenty-seven (27) months as determined by the Committee.
     (n)     "Participant" shall mean a participant in the Plan as described in
Section 4 of the Plan.
     (o)     "Plan" shall mean this employee stock purchase plan.
     (p) "Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code section 424(f).

3.     ELIGIBILITY.
       ------------
     Any Employee regularly employed on a full-time basis by the Corporation or by any Designated Subsidiary on an Entry Date shall be eligible to participate in the Plan with respect to the Option Period commencing on such Entry Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to that Entry Date. An Employee shall be considered employed on a full-time basis unless his or her customary employment is less than 20 hours per week or five months per year.
No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of section 424(d) of the Code), shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent
(5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code section 423(b)(5). The Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws.

4.     PARTICIPATION.
       --------------
     4.1 An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Compensation, not to exceed fifteen percent (15%) of the Employee's Compensation, or such lesser percentage as specified by the Committee as applied to an Entry Date or Option Period. All payroll deductions may be held by the Corporation and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by the Corporation under the Plan and the amount of each Participant's payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account.

     4.2 Under procedures established by the Committee, a Participant may suspend or discontinue participation in the Plan or may reduce the rate of his or her payroll deductions at any time during an Offering Period by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation, provided that the Committee may, in its discretion, impose restrictions on a Participant's ability to change the rate of payroll deductions. A Participant may increase his or her rate of payroll deductions only effective on an Entry Date by filing a new payroll deduction authorization and Plan enrollment form. If a new payroll deduction authorization and Plan enrollment form is not filed with the Corporation, the rate of payroll deductions shall continue at the originally elected rate throughout the Option Period unless the Committee determines to change the permissible rate.

     If a Participant suspends participation during an Exercise Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Exercise Date, but the Participant will not again participate until he or she completes a new payroll deduction authorization and Plan enrollment form. The Committee may establish rules limiting the frequency with which Participants may suspend and resume payroll deductions under the Plan and may impose a waiting period on Participants wishing to resume suspended payroll deductions. If a Participant discontinues participation in the Plan, the amount credited to the Participant's individual account shall be paid to the Participant without interest (except where required by local law). In the event any Participant terminates employment with the Corporation or any Subsidiary for any reason (including death) prior to the expiration of an Option Period, the Participant's participation in the Plan shall terminate and all amounts credited to the Participant's account shall be paid to the Participant or the Participant's estate without interest (except where required by local law). Whether a termination of employment has occurred shall be determined by the Committee.
The Committee may also establish rules regarding when leaves of absence or change of employment status (e.g., from full-time to part-time) will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries.

     In the event of a Participant's death, any accumulated payroll deductions will be paid, without interest, to the estate of the Participant.

5.  OFFERING.
    ---------
     5.1 The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be Nine Hundred Sixty Thousand (960,000) shares.
The Committee may designate any amount of available shares for offering for any Option Period determined pursuant to Section 5.2.

      5.2 Each Option Period, Entry Date and Exercise Period shall be determined by the Committee. The Committee shall have the power to change the duration of future Option Periods or future Exercise Periods, and to determine whether or not to have overlapping Option Periods, with respect to any prospective offering, without shareholder or Board approval.

     5.3 With respect to each Option Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase that number of shares of Common Stock which may be purchased with the payroll deductions accumulated on behalf of such Employee (assuming payroll deductions at a rate of 15% of Compensation) during each Exercise Period within such Option Period at the purchase price specified in Section 5.4 below; provided, however, (1) in no event shall the Employee be entitled to accrue rights to purchase shares under the Plan (and all other employee stock purchase plans, as defined in Code section 423, of the Corporation and its subsidiaries) at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time, and (2) the maximum shares subject to any option shall in no event exceed 10,000.

     5.4     The option price under each option shall be the lower of:
(i) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or (ii) eighty-five percent (85%) of the Fair Market Value on the Exercise Date on which the Common Stock is purchased.

     5.5 If the total number of shares of Common Stock for which options granted under the Plan are exercisable exceeds the maximum number of shares offered on any Entry Date, the number of shares which may be purchased under options granted on the Entry Date shall be reduced on a pro rata basis in as nearly a uniform manner as shall be practicable and equitable. In this event, payroll deductions shall also be reduced or refunded accordingly. If an Employee's payroll deductions during any Exercise Period exceeds the purchase price for the maximum number of shares permitted to be purchased under Section 5.3, the excess shall be refunded to the Participant without interest (except where otherwise required by local law).

  5.6 In the event that the Fair Market Value of the Corporation's Common Stock is lower on the first day of an Exercise Period within an Option Period (subsequent "Reassessment Date") than it was on Entry Date for such Option Period, all Employees participating in the Plan on the Reassessment Date shall be deemed to have relinquished the unexercised portion of the option granted on the Entry Date and to have enrolled in and received a new option commencing on such Reassessment Date, unless the Committee has determined not to permit overlapping Option Periods or to restrict such transfers to lower price Option Periods.

6.     PURCHASE OF STOCK.
       ------------------
     Upon the expiration of each Exercise Period, a Participant's option shall be exercised automatically for the purchase of that number of full shares of Common Stock which the accumulated payroll deductions credited to the Participant's account at that time shall purchase at the applicable price specified in Section 5.4.

7.     PAYMENT AND DELIVERY.
       ---------------------
     Upon the exercise of an option, the Corporation shall deliver to the Participant the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant's account not used for the purchase.
The Committee may permit or require that shares be deposited directly with a broker designated by the Participant (or a broker selected by the Committee), and the Committee may utilize electronic or automated methods of share transfer. To the extent the unused cash balance represents a fractional share, the unused cash balance credited to the Participant's account shall be carried over to the next Exercise Period, if the Participant is also a Participant in the Plan at that time or refunded to the Participant as determined by the Committee. The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the option has been exercised and shares issued.

8.     RECAPITALIZATION.
       -----------------
     If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section
5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Committee, and the Committee shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

     The Committee, if it so determines in the exercise of its sole discretion, also may adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in the event the Corporation effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

     The Committee's determinations under this Section 8 shall be conclusive and binding on all parties.

9.     MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.
       ----------------------------------------------------
    In the event of the proposed liquidation or dissolution of the Corporation, the Option Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Committee in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

     In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Committee, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Committee on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants.

10.     TRANSFERABILITY.
        ----------------
     Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, ssign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the participant to discontinue participation in the Plan pursuant to Section 4.2.

11.     AMENDMENT OR TERMINATION OF THE PLAN.
        -------------------------------------
       11.1 The Plan shall continue until February 9, 2005, unless previously terminated in accordance with Section 11.2.

       11.2 The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the stockholders, no such revision or amendment shall:
            (a) materially increase the number of shares subject to the Plan other than an adjustment under Section 8 of the Plan;
            (b) materially modify the requirements as to eligibility for participation in the Plan;
            (c)  materially increase the benefits accruing to Participants;
            (d) reduce the purchase price specified in Section 5.4, except as specified in Section 8;
            (e)  extend the term of the Plan beyond the date specified in
Section 11.1; or
          (f) amend this Section 11.2 to defeat its purpose.

12.     ADMINISTRATION.
     ---------------
     The Plan shall be administered by a Committee which shall consist of at least three members appointed by the Board. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection with administration of the Plan as it deems necessary or advisable. Decisions of the Committee shall be made by a majority of its members and shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

13.     COMMITTEE RULES FOR FOREIGN JURISDICTIONS.
        ------------------------------------------
     The Committee may adopt rules or procedures relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements.

14.     SECURITIES LAWS REQUIREMENTS.
        -----------------------------
     The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

15.     GOVERNMENTAL REGULATIONS.
        -------------------------
     This Plan and the Corporation's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

16.     NO ENLARGEMENT OF EMPLOYEE RIGHTS.
        ----------------------------------
     Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee at any time.

17.     GOVERNING LAW.
        --------------
     This Plan shall be governed by California law, but shall be interpreted to be consistent with the requirements of any employee stock purchase plan under Code section 423.

18.     EFFECTIVE DATE.
        ---------------
     This Plan shall be effective February 10, 1995, subject to approval of the shareholders of the Corporation within 12 months of its adoption by the Board of Directors.

                                  EXHIBIT 24.1


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Wade Meyercord does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 500,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on November 30, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                             /s/ Wade Meyercord
                                             Wade Meyercord

Dated: November 11, 1999

                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Angel G. Jordan does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 500,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on November 30, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                             /s/ Angel G. Jordan
                                             Angel G. Jordan

Dated: November 11, 1999

POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Donald Waite does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 500,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on November 30, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                        /s/ Donald Waite
                                        Donald Waite

Dated: November 11, 1999




POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Stuart Schube does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 500,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on November 30, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                        /s/ Stuart Schube
                                        Stuart Schube

Dated: November 11, 1999




POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, John Sprague does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 500,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on November 30, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.


                                        /s/ John Sprague
                                        John Sprague

Dated: November 11, 1999



POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, J. Daniel McCranie does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 500,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on November 30, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.


                                        /s/ J. Daniel McCranie
                                        J. Daniel McCranie

Dated: November 11, 1999

21